                                                                   EXHIBIT 10.25

                             REPLACEMENT CREDIT NOTE
                         (The Huntington National Bank)

$20,000,000                                              Date: December 30, 2003

      FOR VALUE RECEIVED, Windrose Medical Properties, L.P., a Virginia limited partnership (the "Borrower"), promises to pay to the order of The Huntington National Bank, a national banking association ("Payee"), the sum of Twenty Million Dollars ($20,000,000) or, if less, the aggregate unpaid principal amount of all Advances made by Payee to Borrower pursuant to the Credit Agreement (as hereinafter defined). This Note is executed and delivered pursuant to a certain Amended and Restated Secured Revolving Credit Agreement of even date herewith entered into by and among Borrower and Payee, for itself and as agent, Bank One NA ("Bank One"), Raymond James Bank, FSB ("Raymond James"), First National Bank & Trust ("First National") and Fleet National Bank ("Fleet") (as the same may be modified or amended, the "Credit Agreement"). Payment of this Note is governed by the Credit Agreement, the terms of which are incorporated herein by express reference as if fully set forth herein. All defined terms not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

      The principal amount hereof outstanding from time to time shall bear interest until paid in full at the applicable Interest Rate. Borrower shall pay to Payee on the first (1st) day of each calendar month, all accrued and unpaid interest then outstanding on the Loan. Each Advance shall be due upon the Maturity Date, unless such Advance is sooner paid or the Loan is accelerated pursuant to the terms of the Credit Agreement. In addition, Borrower shall pay to Payee Mortgage Release Price payments from time to time in accordance with the terms of the Credit Agreement.

      This Note is issued pursuant to and is entitled to the benefits of, and is subject to the provisions of the Credit Agreement. Subject to the terms and limitations of the Credit Agreement, Borrower may borrow, prepay, reborrow and repay the principal amount of the Loan at any time and from time to time prior to the Maturity Date.

      Each Advance shall be made under this Note as either a Prime Advance or a LIBOR Advance, as selected by the Borrower in accordance with the terms of the Credit Agreement.

      While and so long as no Event of Default is continuing, interest shall accrue at the applicable Interest Rates upon the daily principal balance of this Note, based on a three hundred sixty (360) day year, for the actual number of days elapsed since the date to which interest has been paid. While and so long as an Event of Default is continuing, interest shall accrue at the applicable Default Rates upon the daily principal balance of this Note, based on a three hundred sixty (360) day year, for the actual number of days elapsed since the date to which interest has been paid.

      Payee is authorized to make, from time to time and based upon Payee's records, notations on its records as to the date and amount of each Advance made by Payee, the date and amount of each payment of principal and interest received by Payee, the principal balance of this Note, and the date to which interest has been paid.

      Borrower waives all notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note (including, without limitation demand, presentment, notice of non-payment, protest, notice of protest and notice of dishonor). All provisions of this Note shall be governed by, and interpreted in a manner consistent with, applicable laws of the State of Indiana and United States law. To the extent of any inconsistency or conflict between applicable laws of the State of Indiana and United States law, the provision of law most favoring Payee shall control. Unenforceability of any provision or any application of any provision of this Note in any jurisdiction shall not affect the enforceability of such provision or such application in any other jurisdiction or of any other provision or any other application of any provision of this Note.

      This Note is secured by collateral described in the Credit Agreement.

      Payments required hereunder shall be made in lawful money of the United States of America in immediately available funds at the main office of The Huntington National Bank. If required payment hereunder shall become due on a Saturday, Sunday, public holiday under the laws of the State of Indiana, or on any other day on which banking institutions are authorized or obligated by law to close in the City of Columbus, Ohio, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest in connection with such payment.

      This Replacement Credit Note, together with that certain Replacement Credit Note of even date herewith executed by Borrower in favor of Bank One in the original principal amount of Fifteen Million Dollars ($15,000,000), that certain Replacement Credit Note of even date herewith executed by Borrower in favor of Raymond James in the original principal amount of Ten Million Dollars ($10,000,000), that certain Replacement Credit Note of even date herewith executed by Borrower in favor of First National in the original principal amount of Ten Million Dollars ($10,000,000), and that certain Replacement Credit Note of even date herewith executed by Borrower in favor of Fleet in the original principal amount of Fifteen Million Dollars ($15,000,000), replace and supercede that certain Credit Note executed and delivered by Borrower to The Huntington National Bank on September 27, 2002 in the original principal amount of Twenty-Five Million Dollars ($25,000,000).

      Borrower has delivered this Note as of the day and year first set forth above.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               SIGNATURE PAGE OF WINDROSE MEDICAL PROPERTIES, L.P.
                           TO REPLACEMENT CREDIT NOTE
                         (THE HUNTINGTON NATIONAL BANK)

                                          WINDROSE MEDICAL PROPERTIES, L.P., a
                                          Virginia limited partnership

                                          By: Windrose Medical Properties Trust,
                                              a Maryland real estate investment
                                              trust, its general partner

                                              By: /s/ Frederick L. Farrar
                                                  ------------------------------
                                                  Frederick L. Farrar, President

STATE OF INDIANA  )
                  ) SS:
COUNTY OF MARION  )

      Before me, a Notary Public in and for said County and State, personally appeared Frederick L, Farrar, known to me to be the President of Windrose Medical Properties Trust, a Maryland real estate investment trust, the General Partner of WINDROSE MEDICAL PROPERTIES, L.P., a Virginia limited partnership, and acknowledged the execution of the foregoing for and on behalf of said real estate investment trust for and on behalf of said limited partnership.

      Witness my hand and Notarial Seal, this 30th day of December, 2003.

                                                    /s/ Therese D. Andrews
                                                    ----------------------------
                                                    Notary Public - Signature

                                                    ____________________________
                                                    Notary Public - Printed

My Commission Expires:                              My County of Residence:

__________________________                          ____________________________